Exhibit 99.2

Investor Contact: Michael Greiner
Avanos Medical, Inc.
Investor.Relations@avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@avanos.com

Avanos Medical, Inc. Announces Agreement to Acquire Diros Technology Inc.
Unique tined-probe technology further differentiates Avanos portfolio

ALPHARETTA, Ga., June 19, 2023 /PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today announced it has entered into a definitive agreement to acquire Diros Technology Inc., a leading manufacturer of innovative radiofrequency (RF) products used to treat chronic pain conditions.
Based in Toronto, Canada, Diros Technology has been at the forefront of radiofrequency ablation (RFA) technology since its founding. In the global market, over one million RFA procedures are performed annually in the treatment of chronic musculoskeletal pain. For chronic pain management, Diros Technology’s products deliver RF energy through precisely placed, minimally invasive probes that heat nervous tissue near the probe’s tip, deactivating the nerve’s ability to transmit pain signals.
The addition of Diros’ unique RF TridentTM technology is expected to further enhance Avanos’ pain management treatment options and complement its premium COOLIEF* Cooled Radiofrequency product offering.
“The acquisition of Diros Technology strengthens Avanos’ leadership position in RF technology by providing a full range of high-quality, differentiated pain management products,” said Avanos Chief Executive Officer, Joe Woody. “We expect our enhanced portfolio will offer significant opportunities to deliver non-opioid-based, minimally invasive treatments to patients throughout the world. With this comprehensive suite of RF offerings, we believe Avanos is poised for future growth across all major sites of patient care: hospitals, ambulatory surgery centers and physician’s offices.”
The transaction is expected to close in the third quarter of 2023, subject to customary closing conditions. Avanos will finance the acquisition through a combination of funds from its existing credit facility and available cash. The company estimates that the new business will be immediately accretive to revenue growth, gross margins, operating margins and EPS.
The Company plans to share additional details about the transaction during its Investor Day event on June 20, 2023.

Exhibit 99.2
About Avanos Medical:
Avanos Medical, Inc. (NYSE: AVNS) is a medical technology company focused on delivering clinically superior medical device solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to addressing some of today’s most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands worldwide. For more information, visit www.avanos.com and follow Avanos Medical on Twitter (@AvanosMedical), LinkedIn and Facebook.
About Diros Technology:
Diros Technology Inc. is a leading manufacturer of innovative radiofrequency products for neurosurgery and chronic pain management. Based in Toronto, Canada, Diros develops and markets a portfolio of products including RF generators, cannulae and unique tined probe technology marketed under the TridentTM brand. Diros strives to provide new and innovative RF products so patients can get back to a life without chronic musculoskeletal pain. Learn more at www.dirostech.com.
SOURCE Avanos Medical, Inc.
Note Regarding Forward-Looking Statements
This press release contains information that includes, or is based on, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as "may," "believe,” "will," “expect,” “project,” “estimate,” “anticipate,” “plan,” or “continue” and similar expressions, among others. The "forward-looking statements" include, without limitation, statements regarding the acquisition’s impact on the Company’s chronic pain portfolio and on the Company’s revenues and gross and operating margins, the expected timing of the closing,and the Company’s source of funds for the acquisition. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Actual results could differ materially from those expected as a result of a variety of factors, including the Company’s ability to successfully achieve the expected benefits of the acquisition of Diros Technology. The information contained herein speaks only as of the date of this press release, and the Company undertakes no obligation to update forward-looking statements, except as may be required by the securities laws.
Additional information concerning these and other factors that may impact future results is contained in the Company's filings with the U.S. Securities and Exchange Commission, including its most recent Form 10-K and Quarterly Reports on Form 10-Q.
* Registered Trademark or Trademark of Avanos Medical, Inc., or its affiliates. © 2018 AVNS. All rights reserved.